CUSTODY, ADMINISTRATION AND

                          ACCOUNTING SERVICES AGREEMENT
















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                                TABLE OF CONTENTS
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SECTION                                                                                                        PAGE
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DEFINITIONS.......................................................................................................1
ARTICLE I - CUSTODY SERVICES......................................................................................3
   1.     APPOINTMENT OF MELLON...................................................................................3
   2.     CUSTODY OF CASH AND SECURITIES..........................................................................3
   3.     SETTLEMENT OF TRANSACTIONS..............................................................................7
   4.     LENDING OF SECURITIES...................................................................................8
   5.     PERSONS HAVING ACCESS TO ASSETS.........................................................................8
   6.     APPOINTMENT OF SUBCUSTODIANS............................................................................8
   7.     OVERDRAFT FACILITY AND SECURITY FOR PAYMENT.............................................................9
   8.     TAX OBLIGATIONS.........................................................................................9
ARTICLE II - FOREIGN CUSTODY MANAGER SERVICES....................................................................10
   1.     DELEGATION.............................................................................................10
   2.     CHANGES TO APPENDIX B..................................................................................10
   3.     REPORTS TO BOARD.......................................................................................10
   4.     MONITORING SYSTEM......................................................................................10
   5.     STANDARD OF CARE.......................................................................................10
   6.     USE OF SECURITIES DEPOSITORIES.........................................................................11
ARTICLE III - INFORMATION SERVICES...............................................................................11
   1.     RISK ANALYSIS..........................................................................................11
   2.     MONITORING OF SECURITIES DEPOSITORIES..................................................................11
   3.     USE OF AGENTS..........................................................................................11
   4.     EXERCISE OF REASONABLE CARE............................................................................11
   5.     LIABILITIES AND WARRANTIES.............................................................................11
ARTICLE IV - ADMINISTRATION SERVICES.............................................................................12
   1.     APPOINTMENT OF MELLON..................................................................................12
   2.     ADMINISTRATION SERVICES................................................................................12
   3.     SUPERVISION OF SERVICE PROVIDERS.......................................................................13
ARTICLE V - ACCOUNTING SERVICES..................................................................................13
   1.     APPOINTMENT OF MELLON..................................................................................13
   2.     ACCOUNTING SERVICES....................................................................................13
   3.     INTEREST PRICE.........................................................................................14
ARTICLE VI - GENERAL MATTERS.....................................................................................15
   1.     STANDARD OF CARE; SCOPE OF RESPONSIBILITIES............................................................15
   2.     INSOLVENCY OF FOREIGN CUSTODIANS.......................................................................16
   3.     LIABILITY FOR DEPOSITORIES.............................................................................17
   4.     DAMAGES................................................................................................17
   5.     INDEMNIFICATION; LIABILITY OF A PORTFOLIO..............................................................17
   6.     FORCE MAJEURE..........................................................................................18
   7.     COMMUNICATIONS.........................................................................................19
   8.     COMPENSATION AND EXPENSES..............................................................................19
   9.     TERM AND TERMINATION...................................................................................20
   10.    INSPECTION OF BOOKS AND RECORDS........................................................................20
   11.    SERVICE LEVEL AGREEMENTS...............................................................................20
   12.    MISCELLANEOUS..........................................................................................21
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APPENDIX A.  LIST OF FUNDS......................................................................................A-1
APPENDIX B.  SELECTED COUNTRIES.................................................................................B-1
APPENDIX C.  AUTHORIZED PERSONS.................................................................................C-1
APPENDIX D.  TRUST OFFICERS.....................................................................................D-1
APPENDIX E.  FEES AND EXPENSES..................................................................................E-1
APPENDIX F.  SERVICE LEVEL AGREEMENTS...........................................................................F-1
APPENDIX G.  SELF CUSTODY RIDER.................................................................................G-1
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                           CUSTODY, ADMINISTRATION AND
                          ACCOUNTING SERVICES AGREEMENT

This Agreement, effective as of the 1st day of October, 2003, and is between Mellon Institutional Funds Master Portfolio (the "Trust"), a business trust organized under the laws of the State of New York having its principal office and place of business at One Boston Place, Boston, MA 02108, and Mellon Bank, N.A. ("Mellon"), a national bank with its principal place of business at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258.

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Trust is authorized to issue shares in separate series with each such series representing interests in a separate portfolio of securities and other assets, and the Trust has made the series listed on Appendix A subject to this Agreement (each such series, together with all other series subsequently established by the Trust and made subject to the Agreement in accordance with the terms hereof, shall be referred to as a "Portfolio" and, collectively, as the "Portfolios");

         WHEREAS, the Trust and Mellon desire to set forth their agreement with respect to the custody of the Portfolios' securities and cash, and the processing of securities transactions;

         WHEREAS, the Board desires to delegate certain of its responsibilities for performing the services set forth in paragraphs (c)(1), (c)(2) and (c)(3) of Rule 17f-5 to Mellon as a Foreign Custody Manager;

         WHEREAS, Mellon agrees to accept such delegation with respect to Assets, including those held by Foreign Custodians in the Selected Countries as set forth in jurisdictions listed on Appendix B as set forth in Article II;

         WHEREAS, Mellon also agrees to perform the function of a Primary Custodian under Rule 17f-7; and

         WHEREAS, Mellon agrees to perform administration and accounting services for each Portfolio as described herein;

         NOW THEREFORE, the Trust and Mellon agree as follows:

                                   DEFINITIONS

         The following words and phrases, unless the context requires otherwise, shall have the following meanings:

1   "Act": the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time.

2.  "Agreement": this Agreement and any amendments hereto.


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3.  "Assets": of a Portfolio, any of the Portfolio's investments, including
Securities, and foreign currencies and investments for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Portfolio's transactions in such investments.

4. "Authorized Person": the Chairman of the Trust's Board, its President, and any Vice President, Secretary, Treasurer or any other person, whether or not any such person is an officer or employee of the Trust, duly authorized by the Board to add or delete jurisdictions pursuant to Article II and to give Instructions on behalf of a Portfolio that is listed in the Certificate annexed hereto as Appendix C or such other Certificate as may be received by Mellon from time to time.

5.  "Board": the Board of Trustees of the Trust.

6. "Book-Entry System": the Federal Reserve/Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.

7. "Business Day": any day that the New York Stock Exchange is open for trading.

8. "Certificate": any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to Mellon, which is actually received by Mellon and signed on behalf of the Trust on behalf of a Portfolio by an Authorized Person or Persons designated by the Board to issue a Certificate.

9. "Eligible Securities Depository": the meaning of the term set forth in Rule 17f-7(b)(1).

10. "Exchange Act": the Securities Exchange Act of 1934 and the rules and regulations thereunder, all as amended from time to time.

11. "Foreign Custodian": (a) a banking institution or trust company incorporated or organized under the laws of a country other than the United States, that is regulated as such by the country's government or an agency of the country's government; (b) a majority-owned direct or indirect subsidiary of a U.S. Bank or bank-holding company; or (c) any entity other than a Securities Depository with respect to which exemptive or no-action relief has been granted by the Securities and Exchange Commission permitting such entity to serve as an "Eligible Foreign Custodian" under Rule 17f-5 under the Act. For the avoidance of doubt, the term "Foreign Custodian" shall not include Euroclear, Clearstream, Bank One or any other transnational system for the central handling of securities or equivalent book-entries regardless of whether or not such entities or their service providers are acting in a custodial capacity with respect to Assets, Securities or other property of a Portfolio.

12. "Instructions": directions and instructions to Mellon from an Authorized Person in writing by facsimile or electronic transmission subject to Mellon's practices or any other method specifically agreed upon, provided that Mellon may, in its discretion, accept oral directions and instructions from an individual it reasonably believes to be an Authorized Person and may require confirmation in writing.

13. "Interests": beneficial interest of each Portfolio, however designated.


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14. "NASD": National Association of Securities Dealers, Inc.

15. "Primary Custodian": the meaning set forth in Rule 17f-7(b)(2).

16. "Prospectus": a Portfolio's current prospectus and statement of additional information relating to the registration of the Interests under the Act.

17. "Risk Analysis": the analysis required under Rule 17f-7(a)(1)(i)(A).

18. "Rules 17f-4, 17f-5 and 17f-7": such Rules as promulgated under Section 17(f) of the Act, as such rules (and any successor rules or regulations) may be amended from time to time.

19. "Securities Act": the Securities Act of 1933 and the rules and regulations thereunder, all as amended from time to time.

20. "Securities Depository": a system for the central handling of securities as defined in Rule 17f-4(c)(6).

21. "Security" or "Securities": bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities, commodities, interests and investments from time to time owned by the Portfolio.

22. "Selected Countries": the jurisdictions listed on Appendix B as such may be amended from time to time in accordance with Article II.

23. "Tax Obligations": taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties, additions to tax and other related expenses of a Portfolio.

24. "U.S. Bank": a "U.S. Bank," as such term is defined in Rule 17f-5(a)(7) under the Act.

25. "Valuation Date": each day on which a valuation is determined, which, except as may otherwise be provided by order of the Securities and Exchange Commission, shall be any day that the New York Stock Exchange is open for trading.

                         ARTICLE I. - CUSTODY SERVICES

1. Appointment of Mellon. The Board appoints Mellon, and Mellon accepts appointment, as custodian of all the Assets at the time owned by or in the possession of each Portfolio during the period of this Agreement.

2.   Custody of Cash and Securities.

     a. Receipt and Holding of Assets. Each Portfolio will deliver or cause to be delivered to Mellon all Securities and monies owned by it at any time during the period of this Agreement. Mellon will not be responsible for such Assets until actually received. The Board specifically authorizes Mellon to hold Assets of each Portfolio with any domestic subcustodian, or Securities Depository, and Foreign Custodians or Eligible Securities Depositories in the


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Selected Countries as provided in Article II. Assets of each Portfolio deposited in a Securities Depository or Eligible Securities Depositories will be reflected in an account or accounts that include only assets held by Mellon or a Foreign Custodian for its customers.

     b. Disbursements of Cash and Delivery of Securities. Mellon shall disburse cash or deliver out Securities only for the purposes listed below. Instructions must specify or evidence the purpose for which any transaction is to be made and each Portfolio shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to the Portfolio.

        (i) In payment for Securities purchased for such Portfolio;

        (ii) In payment of dividends or distributions with respect to Interests of such Portfolio;

        (iii) In payment for Interests of such Portfolio that have been redeemed by such Portfolio;

        (iv) In payment of taxes of such Portfolio;

        (v) When Securities of such Portfolio are sold, called, redeemed, retired, or otherwise become payable;

        (vi) In exchange for or upon conversion into other securities of such Portfolio alone or other securities and cash pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment;

        (vii) Upon conversion of Securities of such Portfolio pursuant to their terms into other securities;

        (viii) Upon exercise of subscription, purchase or other similar rights represented by Securities of such Portfolio;

        (ix) For the payment of interest, management or supervisory fees, distributions or operating expenses of such Portfolio;

        (x) In payment of fees and in reimbursement of the expenses and liabilities of Mellon attributable to such Portfolio;

        (xi) In connection with any borrowings by such Portfolio or short sales of securities requiring a pledge of Securities of such Portfolio, but only against receipt of amounts borrowed;

        (xii) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions, which shall reflect any restrictions applicable to such Portfolio;


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        (xiii) For the purpose of redeeming Interests of such Portfolio and the delivery to, or the crediting to the account of, Mellon such Interests to be purchased or redeemed;

        (xiv) For the purpose of redeeming in kind Interests of such Portfolio against delivery to Mellon or its subcustodian (solely in its or their capacity as such) of such Interests to be so redeemed;

        (xv) For delivery in accordance with the provisions of any agreement among the Trust with respect to such Portfolio, Mellon and a broker-dealer registered under the Exchange Act and a member of NASD, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by such Portfolio. Mellon will act only in accordance with Instructions in the delivery of Securities of such Portfolio to be held in escrow and will have no responsibility or liability for any such Securities that are not returned promptly when due other than to make proper requests for such return;

        (xvi) For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities of such Portfolio or related transactions;

        (xvii) Upon the termination of this Agreement; and

        (xviii) For other proper purposes as may be specified in Instructions issued by an officer of the Trust with respect to such Portfolio, which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a Certificate stating that the purpose is a proper purpose under the instruments governing the Trust.

    c. Actions That May be Taken Without Instructions. Unless an Instruction to the contrary is received, Mellon shall:

        (i) Collect all income due to or payable by each Portfolio and use reasonable efforts to investigate circumstances of nonreceipt of payments, provided that Mellon shall not be responsible for the failure to receive payment of (or late payment of) distributions or other payments with respect to Securities or other property held in the account of such Portfolio;

        (ii) Present for payment and collect the amount payable upon all Securities of each Portfolio, which may mature or be called, redeemed, retired or otherwise become payable. Notwithstanding the foregoing, Mellon shall have no responsibility to a Portfolio for monitoring or ascertaining any call, redemption or retirement dates with respect to put bonds or similar instruments that are owned by such Portfolio and held by Mellon or its nominees where such dates are not published in sources routinely used by Mellon. Nor shall Mellon have any responsibility or liability to a Portfolio for any loss by such Portfolio for any missed payments or other defaults resulting therefrom, unless Mellon received timely notification from such Portfolio specifying the time, place and manner for the presentment of any such put bond owned by such Portfolio and held by Mellon or its nominee. Mellon shall not be responsible and assumes no liability for the accuracy or completeness of any notification Mellon may receive from a third


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party and duly furnishes the information contained in such notification to a
Portfolio with respect to put bonds or similar instruments;

        (iii) Surrender Securities of a Portfolio in temporary form for definitive Securities;

        (iv) Hold directly, or through a Securities Depository with respect to Securities therein deposited, for the account of each Portfolio all rights and similar securities issued with respect to any Securities held by Mellon hereunder for that Portfolio;

        (v) Submit or cause to be submitted to each Portfolio or its investment adviser as designated by the Trust information actually received by Mellon regarding ownership rights pertaining to property held for such Portfolio;

        (vi) Deliver or cause to be delivered any Securities held for each Portfolio in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any business entity, or the exercise of any conversion privilege;

        (vii) Deliver or cause to be delivered any Securities held for each Portfolio to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any business entity, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

        (viii) Make or cause to be made such transfers or exchanges of the assets specifically allocated to each Portfolio and take such other steps as shall be stated in Instructions for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of each Portfolio;

        (ix) Deliver Securities of each Portfolio upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by such Portfolio;

        (x) Deliver Securities owned by each Portfolio to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to Mellon. Notwithstanding the foregoing, Mellon shall have no responsibility to a Portfolio for monitoring or ascertaining any call, redemption or retirement dates with respect to the put bonds or similar instruments that are owned by such Portfolio and held by Mellon or its nominee where such dates are not published in sources routinely used by Mellon. Nor shall Mellon have any responsibility or liability to a Portfolio for any loss by such Portfolio for any missed payment or other default resulting therefrom unless Mellon received timely notification from such Portfolio specifying the time, place and manner for the presentment of any such put bond owned by such Portfolio and held by Mellon or its nominee. Mellon shall not be responsible and assumes no liability to a Portfolio for the accuracy or completeness of any notification Mellon may receive


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from a third party and duly furnishes the information contained in such notification to such Portfolio with respect to put bonds or similar investments;

        (xi) Endorse and collect all checks, drafts or other orders for the payment of money received by Mellon for the account of each Portfolio; and

        (xii) Execute any and all documents, agreements or other instruments as may be necessary or desirable for the accomplishment of the purposes of this Agreement.

          d. Confirmation and Statements. Promptly after the close of business on each day, Mellon shall furnish each Portfolio with confirmations and a summary of all transfers to and from the account of such Portfolio during the day. Where Securities purchased by a Portfolio are in a fungible bulk of securities registered in the name of Mellon (or its nominee) or shown on Mellon's account on the books of a Securities Depository, Mellon shall by book-entry or otherwise identify the quantity of those Securities belonging to that Portfolio. At least monthly, Mellon shall furnish each Portfolio with a detailed statement of the Assets held for the Portfolio under this Agreement.

          e. Registration of Securities. Mellon is authorized to hold all Securities, Assets, or other property of each Portfolio in nominee name, in bearer form or in book-entry form. Mellon may register any Securities, Assets or other property of each Portfolio in the name of the Trust or such Portfolio, in the name of Mellon, any domestic subcustodian, or Foreign Custodian, in the name of any duly appointed registered nominee of such entity, or in the name of a Securities Depository or its successor or successors, or its nominee or nominees. The Trust on behalf of each Portfolio agrees to furnish to Mellon appropriate instruments to enable Mellon to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of a Securities Depository, any Securities that it may hold for the account of such Portfolio and that may from time to time be registered in the name of the Trust or such Portfolio.

          f. Segregated Accounts. Upon receipt of Instructions, Mellon will from time to time establish segregated accounts on behalf of each Portfolio to hold and deal with specified Assets as shall be directed.

         g. Reports. Mellon shall provide promptly, upon request by the Trust or the Trust's independent public accountants, such reports as are available concerning Mellon's internal accounting controls and financial strength and, upon request, will provide the Trust and the Trust's independent public accountants access to books and records relating to the Trust and Mellon's internal controls.

3. Settlement of Transactions.

     a. Customary Practices. Settlement of transactions may be effected in accordance with trading and processing practices customary in the jurisdiction or market where the transaction occurs. The Trust on behalf of each Portfolio acknowledges that this may, in certain circumstances, require the delivery of cash or Securities (or other property) without the concurrent receipt of Securities (or other property) or cash. In such circumstances, Mellon shall


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have no responsibility for nonreceipt of payments (or late payment) or nondelivery of Securities or other property (or late delivery) by the counterparty.

     b. Contractual Income. Unless the parties agree to the contrary, Mellon shall credit the applicable Portfolio, in accordance with Mellon's standard operating procedure, with income and maturity proceeds on Securities on the contractual payment date net of any taxes or upon actual receipt. To the extent Mellon credits income on the contractual payment date, Mellon may reverse such accounting entries with back value to the contractual payment date if Mellon reasonably believes that such amount will not be received.

     c. Contractual Settlement. Unless the parties agree to the contrary, Mellon will attend to the settlement of securities transactions in accordance with Mellon's standard operating procedure, on the basis of either contractual settlement date accounting or actual settlement date accounting. To the extent Mellon settles certain securities transactions on the basis of contractual settlement date accounting, Mellon may reverse with back value to the contractual settlement date any entry relating to such contractual settlement if Mellon reasonably believes that such amount will not be received.

4. Lending of Securities. Mellon may lend the assets of a Portfolio in accordance with the terms and conditions of a separate securities lending agreement approved by the Trust on behalf of such Portfolio.

5. Persons Having Access to Assets.

     a. Access and Withdrawal. No trustee or agent of the Trust, and no officer, director, employee or agent of the Trust's or a Portfolio's investment adviser, of any sub-investment adviser of the Trust or of a Portfolio, or of Mellon acting in its capacity as the Trust's or a Portfolio's administrator, shall have physical access to the Assets of a Portfolio held by Mellon or be authorized or permitted to withdraw any investments of such Portfolio, nor shall Mellon deliver any Assets of such Portfolio to any such person. No officer, director, employee or agent of Mellon who holds any similar position with the Trust's or a Portfolio's investment adviser, with any sub-investment adviser of the Trust or a Portfolio or with the Trust's or a Portfolio's administrator shall have access to the Assets of the Portfolio.

     b. Providing Instructions. Nothing in this Section 5 shall prohibit any duly authorized officer, employee or agent of the Trust, or any duly authorized officer, director, employee or agent of the investment adviser, of any sub-investment adviser of a Portfolio or of a Portfolio's administrator, from giving Instructions to Mellon or executing a Certificate so long as it does not result in delivery of or access to Assets of such Portfolio prohibited by paragraph (a) of this Section 5.

6. Appointment of Subcustodians. Mellon is hereby authorized to appoint one or more domestic subcustodians (which may be an affiliate of Mellon) to hold Assets at any time owned by a Portfolio. The appointment of any such domestic subcustodian shall not relieve Mellon of its responsibilities or liabilities hereunder, except where a Portfolio has selected the domestic subcustodian. Mellon shall have no more or less responsibility or liability on account of the acts or omissions of any domestic subcustodian it selected and employed hereunder than Mellon has


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to the Portfolio. Where a Portfolio has selected a domestic subcustodian to hold
Assets at any time owned by a Portfolio, Mellon shall have no liability to a Portfolio or any other person by reason of any act or omission of any subcustodian and a Portfolio shall indemnify Mellon and hold it harmless from and against any and all actions, suits and claims, arising directly or indirectly out of the performance of any subcustodian selected by a Portfolio. Mellon also is hereby authorized when acting pursuant to Instructions to: (1) place assets of a Portfolio with any Foreign Custodian located in a jurisdiction that is not a Selected Country and with Euroclear, Clearstream, Banc One or any other transnational depository; and (2) place assets of a Portfolio with a broker or other agent as subcustodian in connection with futures, options, short selling or other transactions. When acting pursuant to, and in accordance with, such Instructions, Mellon shall not be liable for the acts or omissions of any subcustodian so appointed.

7. Overdraft Facility and Security for Payment. If Mellon receives Instructions to make payments or transfers of monies on behalf of a Portfolio for which there would be, at the close of business on the date of such payment or transfer, insufficient monies held by Mellon on behalf of such Portfolio, Mellon may, in its sole discretion, provide an overdraft (an "Overdraft") to such Portfolio in an amount sufficient to allow the completion of such payment or transfer. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by such Portfolio and Mellon; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by such Portfolio at a rate agreed upon from time to time, by Mellon and such Portfolio or, in the absence of specific agreement, at such rate as charged to other customers of Mellon under procedures uniformly applied. Mellon and each Portfolio acknowledge that the purpose of such Overdraft is to temporarily finance the purchase of Securities for prompt delivery in accordance with the terms hereof, to meet unanticipated or unusual redemptions, to allow the settlement of foreign exchange contracts or to meet other unanticipated Portfolio expenses. Mellon shall promptly notify the appropriate Portfolio (an "Overdraft Notice") of any Overdraft. To secure payment of any Overdraft, each Portfolio hereby grants to Mellon a continuing security interest in and right of setoff against the Securities and cash in the Portfolio's account from time to time in the full amount of such Overdraft. Should a Portfolio fail to pay promptly any amounts owed hereunder, Mellon shall be entitled to use available cash in such Portfolio's account and to liquidate Securities in the account as necessary to meet such Portfolio's obligations under the Overdraft. In any such case, and without limiting the foregoing, Mellon shall be entitled to take such other actions(s) or exercise such other options, powers and rights as Mellon now or hereafter has as a secured creditor under the Pennsylvania Uniform Commercial Code or any other applicable law.

8. Tax Obligations. Unless Mellon has notified the Trust that Mellon has not received relevant and necessary information with respect to a Portfolio, Mellon shall perform the following services with respect to Tax Obligations:

     a. Claims. Mellon shall file claims for exemptions or refunds with respect to withheld foreign (non-U.S.) taxes of a Portfolio in instances in which such claims are appropriate;

     b. Withholdings. Mellon shall withhold appropriate amounts, as required by U.S. tax laws, with respect to amounts received on behalf of nonresident aliens who hold Interests of a Portfolio; and


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     c. Information. Mellon shall provide to a Portfolio such information received by Mellon that could, in Mellon's reasonable belief, assist such Portfolio in the submission of any reports or returns with respect to Tax Obligations. Each Portfolio shall inform Mellon in writing as to which party or parties shall receive information from Mellon.

     Mellon shall provide such other services with respect to Tax Obligations, including preparation and filing of tax returns and reports and payment of amounts due (to the extent funded), as requested by the Trust on behalf of a Portfolio and agreed to by Mellon in writing. Mellon shall have no independent obligation to determine the existence of any information with respect to, or the extent of, any Tax Obligations now or hereafter imposed on a Portfolio by any taxing authority. Except as specifically provided herein or agreed to in writing by Mellon, Mellon shall have no obligations or liability with respect to Tax Obligations of the Trust or any Portfolio, including, without limitation, any obligation to file or submit returns or reports with any taxing authorities.

     In making payments to service providers pursuant to Instructions, the Trust, on behalf of each Portfolio, acknowledges that Mellon is acting as a paying agent and not as the payor, for tax information reporting and withholding purposes.

                 ARTICLE II. - FOREIGN CUSTODY MANAGER SERVICES

1. Delegation. The Board delegates to Mellon, and Mellon hereby agrees to accept, responsibility as each Portfolio's Foreign Custody Manager for selecting, contracting with and monitoring Foreign Custodians in Selected Countries set forth in Appendix B in accordance with Rule 17f-5(c).

2. Changes to Appendix B. Appendix B may be amended by written agreement from time to time to add or delete jurisdictions by written agreement signed by an Authorized Person of the Trust on behalf of the appropriate Portfolio and Mellon, but Mellon reserves the right to delete jurisdictions upon reasonable notice to the Portfolio.

3. Reports to Board. Mellon shall provide written reports notifying the Board of the placement of Assets of a Portfolio with a particular Foreign Custodian and of any material change in such Portfolio's foreign custody arrangements. Such reports shall be provided to the Board quarterly, except as otherwise agreed by Mellon and the Trust.

4. Monitoring System. In each case in which Mellon has exercised delegated authority to place Assets of a Portfolio with a Foreign Custodian, Mellon shall establish a system, to re-assess or re-evaluate selected Foreign Custodians, at least annually in accordance with Rule 17f-5(c)(3).

5. Standard of Care. In exercising the delegated authority under this Article II of the Agreement, Mellon agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Assets would exercise in like circumstances. Contracts with Foreign Custodians shall provide for reasonable care for Assets based on the standards applicable to Foreign Custodians in the Selected Country. In making this determination, Mellon shall consider the provisions of Rule 17f-5(c)(2).

6. Use of Securities Depositories. In exercising its delegated authority, Mellon may assume, unless instructed in writing by an Authorized Person of a Portfolio to the contrary, that such Portfolio and its investment adviser have determined, pursuant to Rule 17f-7, that the depository provides reasonable safeguards against custody risks if such Portfolio decides to place and maintain foreign assets with any Securities Depository as to which Mellon has provided the Trust on behalf of such Portfolio with a Risk Analysis.

                      ARTICLE III. - INFORMATION SERVICES

1. Risk Analysis. Mellon will provide the Trust on behalf of each Portfolio with a Risk Analysis with respect to Securities Depositories operating in the countries listed in Appendix B. If Mellon is unable to provide a Risk Analysis with respect to a particular Securities Depository, it will notify the Trust on behalf of each Portfolio. If a new Securities Depository commences operation in one of the Appendix B countries, Mellon will provide the Trust on behalf of the Portfolio with a Risk Analysis in a reasonably practicable time after such Securities Depository becomes operational. If a new country is added to Appendix B, Mellon will provide the Trust on behalf of each Portfolio with a Risk Analysis with respect to each Securities Depository in that country within a reasonably practicable time after the addition of the country to Appendix B.

2. Monitoring of Securities Depositories. Mellon will monitor the custody risks associated with maintaining Assets with each Securities Depository for which it has provided the Trust on behalf of each Portfolio with a Risk Analysis as required under Rule 17f-7. Mellon will promptly notify the Trust on behalf of each Portfolio or its investment adviser of any material change in these risks.

3. Use of Agents. Mellon may employ agents, including, but not limited to, Foreign Custodians, to perform its responsibilities under Sections 1 and 2 above.

4. Exercise of Reasonable Care. Mellon will exercise reasonable care, prudence, and diligence in performing its responsibilities under this Article III. With respect to the Risk Analyses provided or monitoring performed by an agent, Mellon will exercise reasonable care in the selection of such agent, and shall be entitled to rely upon information provided by agents so selected in the performance of its duties and responsibilities under this Article III.

5. Liabilities and Warranties. While Mellon will take reasonable precautions to ensure that information provided is accurate, Mellon shall have no liability with respect to information provided to it by third parties other than Mellon's affiliates. Due to the nature and source of information, and the necessity of relying on various information sources, most of which are external to Mellon, Mellon shall have no liability for direct or indirect use of such information from third parties other than Mellon's affiliates.

                     ARTICLE IV. - ADMINISTRATION SERVICES

1. Appointment of Mellon. The Board appoints Mellon to provide administration services to each Portfolio for the period and on terms as set forth in this Agreement. Mellon accepts such appointment and agrees to furnish such services during the period of this Agreement.

2. Administration Services.

  a. Offshore Activities. At the direction of the Trust, Mellon shall maintain, or cause its affiliate to maintain, on behalf of the Trust corporate records and books of account, including the following, at the offices of Mellon or its affiliate located in Dublin, Ireland (the "Dublin Office"):

     (i) Organization documents for the Trust, such as Declaration of Trust, By-laws and any amendments thereto;

     (ii) Corporate minutes books for meetings of the Board;

     (iii) Significant contracts, such as for advisory and custody, administration and accounting services, to which the Trust is a party;

     (iv) Current registration statement (Parts A and B) under the Act for the Trust;

     (v) General ledgers for the Trust reflecting all asset, liability, reserve, capital, income and expense accounts; and

     (vi) Separate ledgers for each Portfolio showing each interest holder of record of the Portfolio or any series thereof and the percentage interest held by each interest holder.

     Mellon acknowledges that the Board considers the corporate records and books of account identified in subsections (i) through (vi) of this Section 2.a to be the principal corporate records and books of account for the Trust (collectively, the "Principal Books and Records"). As directed, or as it shall maintain such information under this Agreement, Mellon shall update, or cause its affiliate to update, the Principal Books and Records on no less frequently than a monthly basis. At no time shall the Principal Books and Records be maintained at a location other than at the Dublin Office, unless the Trust has so directed or consented in writing and in advance to the maintenance of the Principal Books and Records at such other location. Mellon also shall permit, or cause its affiliate to permit, the Trust to establish and maintain its principal place of business at the Dublin Office (or at such other location where the Principal Books and Records are being maintained). In that regard, Mellon shall notify, or cause its affiliate to notify, the Trust to the extent it receives any correspondence addressed to the Trust at its principal executive offices.

     b. Financial Reporting. Mellon will (i) prepare the trial balance and supporting documents for a Portfolio's semi-annual reports; (ii) coordinate the preparation, typesetting and distribution of a Portfolio's financial statements;
(iii) make available and provide to a Portfolio financial information required by a Portfolio in the preparation of its registration statements and financial reports required by federal securities laws; (iv) coordinate with a Portfolio's independent auditors; and (v) oversee the preparation and distribution of a Portfolio's semi-annual and annual reports.

     c. Regulated Investment Company Compliance. Mellon will monitor and prepare regular compliance reports as agreed upon by a Portfolio and Mellon from time to time relating to a Portfolio's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.

     d. Board Reporting. Mellon will prepare financial and administrative reports to the Trust's Board as requested by the Trust and prepare such other reports and information as agreed upon by the Trust and Mellon from time to time.

     e. Tax Reporting. Mellon will (i) prepare trial balances and tax adjustments in connection with the preparation of a Portfolio's federal tax returns; (ii) review tax disclosure in a Portfolio's annual reports to interest holders; (iii) monitor and report on capital gain distributions; (iv) monitor and report on capital loss carryforwards; (v) prepare year-end interest holder tax information; and (vi) prepare year-end Form 1099 Miscellaneous.

3. Supervision of Service Providers. Mellon shall serve as liaison between the Trust and its services providers as agreed upon from time to time by the Trust and Mellon.

                        ARTICLE V. - ACCOUNTING SERVICES

1. Appointment of Mellon. The Board appoints Mellon to provide accounting services to each Portfolio for the period and on terms as set forth in this Agreement. Mellon accepts such appointment and agrees to furnish such services during the period of this Agreement.

2. Accounting Services. Subject to the supervision and direction of the Trust, Mellon undertakes to provide the following services with respect to each
Portfolio:

     a. Valuation of Assets. Valuing such Portfolio's Assets, maintaining general Portfolio ledgers and calculating the price per interest of the Assets of such Portfolio in accordance with the rules for valuation and procedures for the performance of services set forth hereunder.

     b. Other Accounting Services. Providing such Portfolio with such other accounting services and reports as may be reasonably requested by such Portfolio and agreed to by Mellon in writing, provided that such Portfolio supplies all necessary information enabling Mellon to supply such services.

     c. Maintenance of Books and Records. Mellon will keep and maintain on behalf of such Portfolio such books and records as such Portfolio and Mellon may agree upon from time to time.

     d. Property of Client. Mellon agrees that all records which it maintains for such Portfolio shall be considered the property of such Portfolio and further agrees to surrender promptly to such Portfolio copies of any of such records upon such Portfolio's request; provided, however, that Mellon is hereby authorized to retain any such records as may be required by applicable law or Mellon's policies and procedures.

     e. Accounting Services Statement. If, within ninety (90) days after Mellon sends such Portfolio a statement with respect to the accounting services or reports provided, such Portfolio has not given Mellon written notice of any exception or objection thereto, such statement shall be deemed to have been approved, and in such case, Mellon shall not be liable for any matters in such statements. Mellon reserves the right to claim the benefit of the common law doctrine latches as the same may apply to errors which should have reasonably been discovered sooner by a reasonable review of a statement. Such Portfolio (or its designee) shall have the right at its own expense to inspect Mellon's books and records directly relating to such Portfolio during Mellon's normal business hours.

3. Interest Price.

     a. Trust Valuation. Mellon agrees to provide to the Trust, its service providers or its agents for each Valuation Date a valuation service for each Portfolio. The total net assets ("TNA") of a Portfolio on a Valuation Date shall equal the aggregate value of the assets of such Portfolio less the value of the accrued liabilities of such Portfolio. The TNA of a Portfolio shall be determined in accordance with that Portfolio's pricing and valuation procedures, a true and correct copy of which shall be provided to Mellon. Mellon is authorized to obtain and rely upon prices and quotes from independent pricing services or from the Trust, an investment adviser to the Trust or a Portfolio or a person authorized to provide such information as set forth in the Portfolio's pricing and valuation procedures. Mellon shall be without liability or responsibility for any loss occasioned by such reliance. When prices from independent pricing services utilized by Mellon are not readily available or the Trust, an investment adviser or such authorized person believes such prices are inaccurate or unreliable, the Trust shall direct, or cause its investment advisers or such authorized person to direct, Mellon as to a price or quote to be used; and Mellon shall be fully protected in relying upon and acting in accordance with such direction in determining the price or quote.

     b. Valuation of Interests. The price per Interest ("PPI") shall be determined by dividing the TNA of a Portfolio by the number of outstanding Interests of such Portfolio on a Valuation Date as determined by Mellon or as reported to Mellon by such Portfolio, its service providers or its agents. Provided that the TNA of a Portfolio on a Valuation Date and the total value of each interest holder's interest in a Portfolio on such Valuation Date remain the same, such Portfolio may direct Mellon to increase or decrease the total number of outstanding Interests of a Portfolio with a corresponding change in the PPI of such Portfolio.

c. Reconciliation; Transmission of PPI.

     (i) Each Portfolio shall assist, and shall cause its investment advisers, service providers and agents to assist, with the reconciliation of such Portfolio's investment transactions and asset positions. If Mellon receives information from a Portfolio, its investment adviser, service providers or agents, Mellon shall be entitled to rely upon, and shall be fully protected when relying upon and acting in accordance with, any such information (including, but not limited to, underlying investment values and information concerning purchases and sales or other information necessary for Mellon to determine any such Portfolio's TNA or PPI).

                  (ii) Mellon shall transmit to a Portfolio or agent on each Valuation Date (or promptly following TNA or PPI reconciliation, if later) a file identifying the PPI of such Portfolio, and the Interests outstanding (as applicable), as of the Valuation Date.

    d. Restatement of PPI.

                  (i) If there has been a misstatement of PPI of a Portfolio on any Valuation Date, Mellon shall restate such Portfolio's PPI and/or reconcile participating interest holder accounts in accordance with the Trust's procedures for correcting fund pricing errors, a true and correct copy of which has been provided to Mellon. Such procedures may be amended from time to time as agreed upon by Mellon and the Trust.

                  (ii) In the event of a purchase of Interests of a Portfolio by an interest holder associated with a misstated PPI and in the event that participating interest holder accounts are to be corrected pursuant to the procedures described in subsection e(1) above, each affected interest holder's account shall be corrected by effecting a purchase or sale of Interests, as appropriate, of the relevant Portfolio using the corrected PPI and the dollar amount equal to the dollar amount associated with the purchase or sale of shares, as appropriate, at the misstated PPI. If there are insufficient Interests of such Portfolio for a participating interest holder to enable any such corrected sale transaction to be effected, the Portfolio shall cause the participating interest holder to repay to such Portfolio any such amount distributed to or otherwise transferred for the benefit of each affected participating interest holder in excess of the amount to which the participating interest holder was entitled had the sale proceeds been determined at the corrected PPI.

                  (iii) The cost of making corrections to the PPI of a Portfolio and/or interest holder accounts shall not be borne by Mellon except to the extent that Mellon has been negligent in the performance of its duties under this Agreement.

                         ARTICLE VI. - GENERAL MATTERS

1. Standard of Care; Scope of Responsibilities.

    a. Standard of Care. Mellon shall be required to exercise reasonable care with respect to its duties under Articles I, II, III, IV and V of this Agreement unless otherwise specifically provided herein.

     (i) Notwithstanding any other provision of this Agreement, Mellon shall not be liable for any loss, cost, expense, claim, or damage, including reasonable legal fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of the negligence or willful misconduct of Mellon.

     (ii) Mellon may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Trust or a Portfolio or of its own counsel, at the expense of the Trust or the appropriate Portfolio after consultation with the Trust or Portfolio, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion.

   b. Scope of Duties. Without limiting the generality of the foregoing, Mellon shall be under no duty or obligation to inquire into, and shall not be liable for:

     (i) The acts or omissions of any agent appointed pursuant to Instructions of the Trust or a Portfolio or its investment adviser including, but not limited to, any broker-dealer or other entity to hold any Securities or other property of such Portfolio as collateral or otherwise pursuant to any investment strategy.

     (ii) The validity of the issue of any Securities purchased by a Portfolio, the legality of the purchase thereof, or the propriety of the amount paid therefor;

     (iii) The legality of the sale of any Securities by a Portfolio or the propriety of the amount for which the same are sold;

     (iv) The legality of the issue or sale of any Interests of a Portfolio, or the sufficiency of the amount to be received therefor;

     (v) The legality of the redemption of any Interests of a Portfolio, or the propriety of the amount to be paid therefore;

     (vi) The legality of the declaration or payment of any distribution of a Portfolio; or

     (vii) The legality of any borrowing for temporary administrative or emergency purposes.

   c. No Liability Until Receipt. Mellon shall not be liable for, or considered to be custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Portfolio until Mellon actually receives and collects such money.

   d. Collection Where Payment Refused. Mellon shall not be required to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until it shall be directed to take such action and it shall be assured to its satisfaction of reimbursement of its related costs and expenses.

   e. No Duty to Ascertain Authority. Mellon shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Portfolio are such as may properly be held by the Portfolio under the provisions of its governing instruments or Prospectus.

2. Insolvency of Foreign Custodians. Mellon shall be responsible for losses or damages suffered by a Portfolio arising as a result of the insolvency of a Foreign Custodian only to the extent that Mellon failed to comply with the standard of care set forth in
Article II with respect to the selection and monitoring of such Foreign
Custodian.

3. Liability for Depositories. Mellon shall not be responsible for any losses resulting from the deposit or maintenance of Securities, Assets or other property of a Portfolio with a Securities Depository.

4. Damages. Under no circumstances shall Mellon be liable for any indirect, consequential or special damages with respect to its role as Foreign Custody Manager or information vendor or with respect to the provision of any other services under this Agreement.

5. Indemnification; Liability of a Portfolio.

   a. Indemnification of Mellon. The Trust on behalf of each Portfolio shall indemnify and hold Mellon, its directors, officers, employees, shareholders and agents (each, an "Indemnified Party") harmless from all liability, including any loss, cost, expense, claim or damage, including reasonable legal fees, suffered or incurred by an Indemnified Party arising out of the performance of its obligations under this Agreement except to the extent Mellon or any of its officers, employees or agents have not met the standard of care applicable to such obligations under this Agreement. Each Indemnified Party shall be indemnified and held harmless by the relevant Portfolio and from the Assets of the relevant Portfolio from and against any such loss, cost, expense, claim, damage or liability (including reasonable legal expenses) which an Indemnified Party may sustain or incur or which may be asserted against an Indemnified Party by any person by reason of, or as a result of (i) any action taken or omitted by Mellon or its officers, employees or agents in good faith hereunder, (ii) reliance upon any instrument, certificate, order, or other document reasonably believed by Mellon or its officers, employees or agents to be genuine and to be signed, countersigned or executed by any duly authorized person, (iii) reliance upon written instructions or oral instructions reasonably believed to be issued by a Portfolio or Authorized Person or upon the opinion of legal counsel for the Trust or counsel for Mellon, or (iv) any act or failure to act by Mellon or its officers, employees or agents in good faith reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. In addition to the foregoing and solely with respect to Mellon's obligations pursuant to Article IV, Section 2 herein regarding the maintenance of the Principal Books and Records and the establishment of a principal place of business, the Trust, on behalf of each Portfolio, shall indemnify and hold each Indemnified Party harmless from all liability, including any loss, cost, expense, claim or damage, including reasonable legal fees, suffered or incurred by an Indemnified Party arising out of any claim or action that Mellon or its affiliate has violated any federal or state securities or tax laws, by maintaining the Principal Books and Records outside of the United States or providing a principal place of business outside of the United States. Indemnification herein shall not apply to acts or failure to act by Mellon or its officers, employees or agents in cases of its or their own negligence or willful misconduct in the performance of its or their own duties hereunder.

   b. Damages. An Indemnified Party shall not be liable for any act or omission of any other person in carrying out any responsibility imposed upon such person and under no circumstances shall an Indemnified Party be liable for any indirect, consequential, or special damages with respect to the services provided under this Agreement.

   c. Indemnification of Trust. Mellon shall indemnify and hold the Trust, its trustees, officers, employees and agents (each, a "Trust Indemnified Party") from all liability, including any loss, cost, expense, claim or damage, including reasonable legal fees, suffered or incurred by a Trust Indemnified Party arising out of or attributable to Mellon's negligence or willful misconduct in the performance of its duties under this Agreement.

   d. Reliance on Information and Third Parties. In performing its services under this Agreement, Mellon may rely upon prices, holdings and other information provided by the Trust, Authorized Persons and any services or sources authorized by the Trust or that are customarily used by Mellon for such information; and Mellon shall be without liability or responsibility for any loss occasioned by such reliance.

   e. Portfolio Data. The Trust acknowledges that Mellon will be receiving, analyzing, relying and acting upon certain accounting information and other data maintained and/or provided by the Trust on behalf of a Portfolio or its agents ("Portfolio Data"), which Portfolio Data is necessary for Mellon to use in meeting its obligations under this Agreement. Notwithstanding anything in this Agreement to the contrary, the Trust on behalf of a Portfolio shall be solely responsible for the accuracy, completeness and timeliness of all Portfolio Data provided to Mellon and Mellon shall be entitled to rely fully upon such Portfolio Data without liability or responsibility for any loss occasioned by such reliance. Mellon shall have no liability for and shall be indemnified to the extent provided in this Article VI against, any losses, claims, liabilities, fees, damages, costs or expenses incurred by the Trust on behalf of a Portfolio or its underlying interest holders or any other third party arising from or relating to, inaccurate, incorrect, untimely or duplicative Portfolio Data.

   f. Compliance with Securities Laws. Except to the extent of Mellon's obligations as set forth in this Agreement, the Trust on behalf of each Portfolio assumes full responsibility for compliance with all applicable requirements of the Securities Act, the Act, and any other laws, rules and regulations of governmental authorities having jurisdiction. Mellon shall have no obligation to take cognizance of any laws relating to the sale of the Interests of any Portfolio.

   g. Obligations of the Trust. The Trust and Mellon agree that the obligations of a Portfolio under this Agreement shall not be binding upon any of the trustees, interest holders, nominees, officers, employees or agents, whether past, present or future, of the Trust or such Portfolio, individually, but are binding only upon the assets and property of such Portfolio. Any responsibility or liability of the Trust or a particular Portfolio under any provision of this Agreement shall be satisfied solely from the Assets of the Trust or the particular Portfolio, and in no event shall Mellon or its agents have any recourse against any one Portfolio for the obligation of any other Portfolio.

6. Force Majeure. Notwithstanding anything in this Agreement to the contrary, Mellon shall not be liable for any losses resulting from or caused by events or circumstances beyond its reasonable control, including, but not limited to, losses resulting from nationalization, strikes, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting a Portfolio's property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or any other similar event.

7. Communications.

         a. Instructions. In performing the services under this Agreement, Mellon shall act in accordance with the Instructions of the Trust, a Portfolio or an Authorized Person acting on behalf of the Trust or a Portfolio. Instructions by letter or facsimile must be signed, or purport to be signed, by an Authorized Person.

         b. Reliance on Instructions. Mellon shall be entitled to rely upon any Instruction, notice or other instrument in writing received by Mellon and reasonably believed by Mellon to be genuine and to be signed by an officer or Authorized Person of the appropriate Portfolio. Where Mellon is issued Instructions orally, the appropriate Portfolio acknowledge that, if written confirmation is requested, the validity of the transactions or enforceability of the transactions authorized by such Portfolio shall not be affected if such confirmation is not received or is contrary to oral Instructions given. Mellon shall be under no duty to question any direction of an Authorized Person, to review any property held in the account, to make any suggestions with respect to the investment of the assets in the account, or to evaluate or question the performance of any Authorized Person. Mellon shall not be responsible or liable for any diminution of value of any securities or other property held by Mellon, unless such diminution of value would not have been incurred or suffered by the relevant Portfolio but for Mellon's negligence or willful misconduct in the performance of its duties under this Agreement.

8. Compensation and Expenses.

         a. Appendix E. The Trust on behalf of each Portfolio will compensate Mellon for its services rendered under this Agreement, and reimburse Mellon for its expenses, in accordance with Appendix E, which appendix may be modified in writing upon mutual agreement of the Trust and Mellon from time to time.

         b. Payment. Mellon will bill each Portfolio as soon as practicable after the end of each calendar month for the amount of its compensation and reimbursable expenses. The Trust on behalf of each Portfolio will promptly pay, or cause to be paid, to Mellon the amount of such billing.

         c. Payment upon Termination. Upon termination of this Agreement with respect to a Portfolio before the end of the month, Mellon's compensation for such period shall be prorated according to the proportion that such period bears to the full month period.

         d. Late and Non-Payments. If not paid directly or timely by the Trust on behalf of a Portfolio, Mellon may charge against assets held on behalf of such Portfolio compensation and any expenses incurred by Mellon in the performance of its duties pursuant to this Agreement. Mellon shall also be entitled to charge against assets of each Portfolio the amount of any loss, damage, liability or expense incurred with respect to such Portfolio, including legal fees, for which Mellon shall be entitled to reimbursement under the provisions of this Agreement. The expenses that Mellon may charge include, but are not limited to, the expenses of domestic subcustodians and Foreign Custodians incurred in settling transactions.

9. Term and Termination.

     a. Effective Date. This Agreement shall be effective on the date first set forth above and shall remain in force until terminated pursuant to subsection (b) of this Section.

     b. Termination. Mellon may terminate this Agreement by giving a Portfolio at least 180 days' notice in writing, specifying the date of such termination. A Portfolio may terminate this Agreement by giving Mellon at least sixty (60) days' notice in writing, specifying the date of such termination. The Trust may terminate this Agreement with respect to a Portfolio, on at least sixty (60) days' notice in writing to Mellon that specifies the date of such termination, if such Portfolio is dissolved, liquidated or merged with or consolidated into another entity. If notice is given by the Trust, it shall be accompanied by a Certificate evidencing the vote of the Trust's Board to terminate this Agreement and designating a successor.

     c. Successor. If notice of termination is given by Mellon, the Trust shall, on or before the termination date, deliver to Mellon a Certificate evidencing the vote of the Board designating a successor service provider. In the absence of such designation, Mellon may designate a successor service provider, which shall be a person qualified to so act under the Act. If the Trust fails to designate a successor service provider, the Trust shall, upon the date specified in the notice of termination, and upon the delivery by Mellon of all Assets then owned by a Portfolio, be deemed to be its own service provider, and Mellon shall thereby be relieved of all duties and responsibilities under this Agreement other than the duty with respect to Securities held in the Book-Entry System, that cannot be delivered to the Portfolio.

     d. Coordination with Successor. Upon termination of the Agreement, Mellon shall, upon receipt of a notice of acceptance by the successor service provider, deliver to the successor all Securities and monies then held by Mellon on behalf of each Portfolio, after deducting all fees, expenses and other amounts owed.

     e. Survival of Provisions. In the event of a dispute following the termination of this Agreement with respect to a Portfolio, the provisions of Sections 6 and 7 of Article I, Section 5 of Article III, and Sections 1, 2, 3, 4, 5, 6, 7, 8, 9 and 11 of Article VI shall be deemed to continue to apply to the obligations and liabilities of the parties with respect to that Portfolio.

10. Inspection of Books and Records. The books and records of Mellon shall be open to inspection and audit at reasonable times by officers and auditors employed by the Trust at the Trust's own expense and with prior written notice to Mellon, and by the appropriate employees of any regulatory entity with jurisdiction over the Trust, including, but not limited to, the Securities and Exchange Commission, the Commodity Futures Trading Commission, the National Futures Association and the National Association of Securities Dealers.

11. Service Level Agreements. The operations personnel of Mellon and the Trust shall agree from time to time to establish service level agreements that set forth the procedures and guidelines to be followed generally by Mellon and the Trust in connection with the custody, administration and accounting services to be provided under this Agreement ("Service Level

Agreements"). Appendix F hereto sets forth the form of such Service Level Agreements as of the date of this Agreement. In the event a conflict arises between a Service Level Agreement and this Agreement, this Agreement shall control. It is the intent of Mellon and the Trust that the Service Level Agreements guide Mellon and the Trust on the scope and nature of their responsibilities and their general performance objectives under this Agreement so as to minimize the potential for operational problems. Accordingly, the Service Level Agreements do not constitute separately enforceable agreements between Mellon and the Trust. Mellon and the Trust acknowledge the importance of the Service Level Agreements to the provision of custody, administration and accounting services to the Trust and further acknowledge that they represent the understanding and expectation of the parties as to the provision of such services. However, the failure to perform tasks strictly in accord with a Service Level Agreement would not necessarily constitute a breach of this Agreement. Both Mellon and the Trust understand that, to the extent that provisions of a Service Level Agreement reflect Mellon's policies and procedures in place for its customers generally, Mellon reserves the right to alter such provisions and will provide the Trust with reasonable notice of any such changes. Provisions of a Service Level Agreement that have resulted from negotiation between Mellon and the Trust may only be changed by mutual consent, which consent may not be unreasonably withheld. In such instances and to the extent any deviation from the explicit provisions of the Service Level Agreements is not material to the provision of custody, administration and accounting services to the Trust, the actual procedures and practices of Mellon and the Trust shall control over the provisions in Appendix F.

12. Miscellaneous.

     a. Appendix C is a Certificate signed by the Secretary of the Trust setting forth the names and the signatures of Authorized Persons. The Trust shall furnish a new Certificate when the list of Authorized Persons is changed in any way. Until a new certification is received, Mellon shall be fully protected in acting upon Instructions from Authorized Persons as set forth in the last delivered Certificate.

     b. Appendix D is a Certificate signed by the Secretary of the Trust setting forth the names and the signatures of the present officers of the Trust. The Trust agrees to furnish to Mellon a new Certificate when any changes are made. Until a new Certificate is received, Mellon shall be fully protected in relying upon the last delivered Certificate.

     c. Notice. Any notice or other instrument authorized or required by this Agreement to be given in writing to the Trust or Mellon shall be sufficiently given if addressed to that party and received by it at its offices as set forth below or at such other place as the parties may from time to time designate to the other in writing.


To Mellon:

Mellon Bank, N.A.
One Mellon Bank Center,
Pittsburgh, Pennsylvania  15258
For Custody Matters:  Attn: Kelly Morgan

For Accounting and Administrative Matters:  Attn:  Joe Connolly

To the Trust:
Mellon Institutional Funds Master Portfolio
c/o Mellon Fund Administration (Dublin) Ltd.
The Harcourt Building
Harcourt Street
Dublin 2

with a duplicate copy to:

Standish Mellon Asset Management Company LLC
One Boston Place
Boston, MA 02108
Attention: Beverly Banfield

     d. Amendments. This Agreement may not be amended or modified except by a written agreement executed by Mellon and the Trust.

     e. Assignment. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of Mellon, or by Mellon without the written consent of the Trust authorized or approved by a vote of the Board; provided, however, that Mellon may assign the Agreement or any function thereof to any corporation or entity that directly or indirectly is controlled by, or is under common control with, Mellon and any other attempted assignment without written consent shall be null and void.

     f. Third-Party Rights. Nothing in this Agreement shall give or be construed to give or confer upon any third party any rights hereunder.

     g. U.S. Bank. Mellon represents that it is a U.S. Bank within the meaning of paragraph (a)(7) of Rule 17f-5.

     h. Maintenance of Assets. The Trust acknowledges and agrees that, except as expressly set forth in this Agreement, the Trust is solely responsible to assure that the maintenance of each Portfolio's Securities and cash hereunder complies with applicable laws and regulations, including without limitation the Act. The Trust represents that it has determined that it is reasonable to rely on Mellon to perform the responsibilities delegated pursuant to this Agreement.

     i. Choice of Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws provisions. To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the Act or any rule or order of the Securities and Exchange Commission thereunder.

     j. Captions. The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     k. Authorizations. Each party represents to the other that it has all necessary power and authority, and has obtained any consent or approval necessary to permit it, to enter into and perform this Agreement and that this Agreement does not violate, give rise to a default or right of termination under or otherwise conflict with any applicable law, regulation, ruling, decree or other governmental authorization or any contract to which it is a party or by which any of its Assets is bound.

     l. Privacy. Mellon acknowledges and agrees that certain information made available to it hereunder may be deemed non-public personal information under the Gramm-Leach-Bliley Act, other federal or state privacy laws (as amended), and the rules and regulations promulgated thereunder (collectively, "Privacy Laws"). Mellon hereby agrees (i) not to disclose or use such information except as required to carry out its duties under this Agreement or as otherwise permitted by law in its ordinary course of business, (ii) to establish and maintain procedures reasonably designed to assure the security and privacy of all such information, and (iii) to cooperate with the Trust and provide reasonable assistance in ensuring compliance with such Privacy Laws to the extent applicable to Mellon.

     m. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.


MELLON INSTITUTIONAL FUNDS MASTER PORTFOLIO


By: ______________________________
Name:
Title:

MELLON BANK, N.A.

By: ______________________________
Name:  Christopher Healy
Title:  First Vice President

                                   APPENDIX A
                                  LIST OF FUNDS


                  Standish Mellon Fixed Income Portfolio

                  Standish Mellon Global Fixed Income Portfolio

                  Standish Mellon High Yield Bond Portfolio

                  Standish Mellon Short-Term Asset Reserve Portfolio

                  The Boston Company International Core Equity Portfolio

                  The Boston Company International Small Cap Portfolio

                  The Boston Company Large Cap Core Portfolio

                  The Boston Company Small Cap Growth Portfolio

                  The Boston Company Small Cap Value Portfolio

                                   APPENDIX B
                               SELECTED COUNTRIES


       Argentina                    Greece                     Poland
       Australia                    Hong Kong                  Portugal
       Austria                      Hungary                    Romania
       Bahrain                      Iceland                    Russia
       Bangladesh                   India                      Singapore
       Belgium                      Indonesia                  Slovakia
       Bermuda                      Ireland                    Slovenia
       Bolivia                      Israel                     South Africa
       Botswana                     Italy                      South Korea
       Brazil                       Japan                      Spain
       Canada                       Jordan                     Sri Lanka
       Chile                        Kazakhstan                 Sweden
       China/Shenzhen               Kenya                      Switzerland
       China/Shanghai               Lebanon                    Taiwan
       Clearstream                  Luxembourg                 Thailand
       Colombia                     Malaysia                   Trinidad & Tobago
       Costa Rica                   Mauritius                  Tunisia
       Croatia                      Mexico                     Turkey
       Czech Republic               Morocco                    Uganda
       Denmark                      Namibia                    Ukraine
       Ecuador                      The Netherlands            United Kingdom
       Egypt                        New Zealand                Uruguay
       Estonia                      Norway                     Venezuela
       Euroclear                    Oman                       Vietnam
       Finland                      Pakistan                   Zambia
       France                       Panama
       Germany                      Peru
       Ghana                        The Philippines



"*Note, Mellon will not act as a Foreign Custody Manager with respect to assets held in this country. Holding assets and use of Mellon's usual subcustodian in this country is subject to Instructions by the Trust and its execution of a separate letter-agreement pertaining to custody and market risks."

                                   APPENDIX C
                                   ----------

                               AUTHORIZED PERSONS
                               ------------------

         I, _______________________________, the Secretary of Mellon
Institutional Funds Master Portfolio, a business trust organized under the laws of the State of New York (the "Trust"), do hereby certify that:

         The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Trust and each Portfolio thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures:

Name                                            Signature

                                                -----------------------------


                                                -----------------------------


                                                -----------------------------


                                                -----------------------------


                                                -----------------------------


                                                -----------------------------


                                                -----------------------------


                                       By:      ______________________________
                                                Secretary
                                       Dated:   ______________________________

                                   APPENDIX D
                                   ----------

                                 TRUST OFFICERS
                                 --------------

         I, ____________________________, the Secretary of Mellon Institutional Funds Master Portfolio, a business trust organized under the laws of the State of New York (the "Trust"), do hereby certify that:

         The following individuals serve in the following positions with the Portfolio and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Trust's governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

Name                  Position                       Signature


Patrick J. Sheppard   President and Chief Executive  ________________________
                      Officer


Beverly E. Banfield   Vice President and Secretary   ________________________


Steven M. Anderson    Vice President and Treasurer   ________________________


Denise B. Kneeland    Assistant Vice President       ________________________


Lisa Kane             Assistant Vice President       ________________________


Cara E. Hultgren      Assistant Vice President       ________________________


Scott B. Simonds      Assistant Vice President       ________________________


                                       By:           ________________________
                                       Secretary
                                       Dated:        ________________________

                                   APPENDIX E
                                   ----------

                                FEES AND EXPENSES
                                -----------------

         Each Portfolio shall pay Mellon the following fees and reimburse Mellon for the following expenses for the provision of custody, administration and accounting services under the Agreement:

1. Custody Fees.


--------------------------------------------------------------------------------
Annual Asset Based Fee Per Portfolio Per Year:
3.5 basis points (0.00035) first $100 million
2.0 basis points (0.00020) next $100 million
1.0 basis points thereafter
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Transaction Fees:

$    10.00 per Depository Eligible Transaction
$    10.00 per FED Eligible Transaction
$    25.00 per Physical Transaction
$     5.00 per Paydown
$     5.00 per Fed Funds Wire Received or Delivered
$   20.00 per Futures Transaction
$   20.00 per Forward Contract

Class Action Processing:

Mellon will file class actions on behalf of a Portfolio. An amount equal to 2% of the proceeds will be charged against each participating fund at the time the proceeds are credited
--------------------------------------------------------------------------------



2.       Administration Fees.


--------------------------------------------------------------------------------
$15,000 per Portfolio per Year
$  3,000 per Each Additional Class of Interests
--------------------------------------------------------------------------------

3.       Accounting Fees.

--------------------------------------------------------------------------------
Annual Fee Per Fund Per Year:

$30,000 per Domestic Portfolio per Year
$45,000 per Global PortfolioFund per Year
$18,000 per Fund less than $25 million per Year

$ 3,000 per Each Additional Class of Shares per Year
--------------------------------------------------------------------------------


4.       Global Fee Schedule.

Network Based Charges:
--------------------------------------------------------------------------------
Category 1         3.5 basis points
--------------------------------------------------------------------------------
Category 2         8.0 basis points
--------------------------------------------------------------------------------
Category 3        10.0 basis points
--------------------------------------------------------------------------------
Category 4        15.0 basis points
--------------------------------------------------------------------------------
Category 5        25.0 basis points
--------------------------------------------------------------------------------
Category 6        45.0 basis points
--------------------------------------------------------------------------------

Transaction Fees:
----------------------------------------------------------------------------------------------------------------------------
Category 1      Euroclear, France, Germany, Italy, Japan, Netherlands, New Zealand, Spain, Sweden,                   $20.00
                Switzerland, United Kingdom, CEDEL
----------------------------------------------------------------------------------------------------------------------------
Category 2      Austria, Australia, Belgium, Denmark, Finland, Ireland, Luxembourg, Mexico, Norway, South            $50.00
                Africa
----------------------------------------------------------------------------------------------------------------------------
Category 3      Argentina, Brazil, Hong Kong, Malaysia, Portugal, Singapore, South Korea, Sri Lanka,                 $60.00
                Thailand, Turkey
----------------------------------------------------------------------------------------------------------------------------
Category 4      Czech Republic, Greece, Hungary, Indonesia, Israel, Peru, Taiwan, Zimbabwe                           $60.00
----------------------------------------------------------------------------------------------------------------------------
Category 5      Bangladesh, Bermuda, Botswana, Ghana, Kenya, Mauritius, Pakistan, Philippines, Poland, Uruguay       $70.00
----------------------------------------------------------------------------------------------------------------------------
Category 6      Bolivia, Chile, China - Shanghai, China - Shenzhen, Colombia, Cyprus, Ecuador, Egypt,                $85.00
                Estonia, India, Jordan, Morocco, Namibia, Panama, Russia, Slovak Republic, Venezuela, Zambia
----------------------------------------------------------------------------------------------------------------------------

5.       Out of Pocket Expenses.

Mellon will pass-through to each Portfolio expenses for actual out of pocket expenses incurred by Mellon in association with servicing that Portfolio. Some out of pocket expenses include:

---------------------------------------------------------------- --------------------------------------------------------------
*        Pricing and Verification Services                       *        Subcustodian Expenses / Stamp Duties
---------------------------------------------------------------- --------------------------------------------------------------
*        Printing, Delivery and Postage                          *        Forms and Supplies
---------------------------------------------------------------- --------------------------------------------------------------
*        Telecommunication                                       *        Custom Report Development
---------------------------------------------------------------- --------------------------------------------------------------
*        Legal Costs                                             *        Custom System Development
---------------------------------------------------------------- --------------------------------------------------------------
*        NSCC Charges                                            *        Transfer Agent Out-of-Pocket Expenses
---------------------------------------------------------------- --------------------------------------------------------------
*        Microfiche Charges                                      *        Transfer Agent Cash Management
---------------------------------------------------------------- --------------------------------------------------------------
*        Third-party Fees Related to Fund Servicing
---------------------------------------------------------------- --------------------------------------------------------------

                                   APPENDIX F
                                   ----------

                            SERVICE LEVEL AGREEMENTS
                            ------------------------

                                   APPENDIX G
                                   ----------

                               SELF CUSTODY RIDER
                               ------------------

Notwithstanding any other provisions of this Agreement to the contrary, the following provisions shall apply to this Agreement as being subject to Rule 17f-2 under the Act.

1. Physical Separations of Securities. Except as permitted by Rule 17f-2 or Rule 17f-4, Mellon shall hold all Securities of a Portfolio deposited with Mellon physically segregated at all times from those of any other person.

2. Access to Securities. Except as otherwise provided by law, no person shall be authorized or permitted to have access to the Securities of a Portfolio deposited with Mellon except pursuant to a Board resolution. Each such resolution shall designate not more than five persons who shall be either officers or responsible employees of the Trust and shall provide that access to such investments shall be only by two or more such persons jointly, at least one of whom shall be an officer; except that access to such investments shall be permitted (1) to properly authorized officers and employees of Mellon and (2) to the Trust's or a Portfolio's independent public accountant jointly with any two persons so designated or with such officer or employee of Mellon.

3. Deposits and Withdrawals. Each person, when depositing such securities or similar investments of a Portfolio in or withdrawing them from a Securities Depository or when ordering their withdrawal and delivery from the safekeeping of Mellon, shall comply with the requirements of Rule 17f-2(e).

4. Examination. The Trust on behalf of each Portfolio shall comply with the requirements of Rule 17f-2(f) with regard to examination by an independent public accountant.

Acknowledged:

-------------------------------                  ------------------------------
Trust                                                         Mellon


Date:__________________________                  Date:_________________________


                                      G-1